UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2010

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51612
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

2441 High Timbers Drive, Suite 120, The Woodlands, Texas 77380
(Address of principal executive offices and Zip Code)

(281) 298-9555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01             Entry into a Material Definitive Agreement

On July 17, 2010, we entered into an executive employment agreement with Pierre Mulacek, our chief executive officer, president and a director of our company. We agreed to pay an annual salary of US$240,000 to Mr. Mulacek in consideration for him carrying out his duties as an executive of our company. Mr. Mulacek disclosed his interest with respect to the executive employment agreement and abstained from voting on the approval of the agreement.

Pursuant to the terms of the agreement, and in the event our company undergoes a Change of Control Event (as defined in the agreement), the agreement will automatically terminate and our company is required to pay to Mr. Mulacek an amount equal to the total of:

1.	US$360,000 (calculated as 18 months salary payable under the agreement); and

2.	the cost for a period of 18 months to obtain family and/or spousal health insurance that is similar in coverage to that provided to Mr. Mulacek as of the date of the change of control.

On July 17, 2010, we also entered into an executive employment agreement with Reginald Denny, our chief financial officer and a director of our company. We agreed to pay an annual salary of US$170,000 to Mr. Denny in consideration for him carrying out his duties as an executive of our company. Mr. Denny disclosed his interest with respect to the executive employment agreement and abstained from voting on the approval of the agreement.

Pursuant to the terms of the agreement, and in the event our company undergoes a Change of Control Event (as defined in the agreement), the agreement will automatically terminate and our company is required to pay to Mr. Denny an amount equal to the total of:

1.	US$255,000 (calculated as 18 months salary payable under the agreement); and

2.	the cost for a period of 18 months to obtain family and/or spousal health insurance that is similar in coverage to that provided to Mr. Denny as of the date of the change of control.

Item 5.02(e)         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see the disclosure set out under Item 1.01 for a description of certain new compensatory arrangements with respect to certain officers of the Company.

Item 9.01.             Financial Statements and Exhibits

10.1	Executive Employment Agreement dated July 17, 2010 with Pierre Mulacek.

10.2	Executive Employment Agreement dated July 17, 2010 with Reginald Denny.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Reginald Denny
Reginald Denny
CFO and Director

Date: July 22, 2010